EXHIBIT 99.15
AMENDMENT NO. 2
TO
TIME CHARTER PARTY
January 5, 2006
Reference is hereby made to the Time Charter Party, dated October 20, 2004 (the “Time Charter”), between Companion Ltd., a company incorporated in the Islands of Bermuda (the “Owners”) and Stena Bulk AB, a company incorporated in Sweden (the “Charterers”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Time Charter. The Owners and the Charterers together jointly the “Parties” and each respectively a “Party”.
Now it is agreed by the Parties as follows:
1. Clause 4 (Period Trading date of Limits)
The Parties agree and acknowledge that the charter period for the vessel shall be four (4) years instead of five (5) years, unless extended under Clause 49 as amended.
2. Clause 47 (Basic Hire)
The schedule set forth in Clause 47 (as amended by Amendment No. 1 dated 11 April 2005) shall be deleted and replaced by the following:

Period	Basic Hire
1 (Delivery Date – November 10, 2005)	$17,400
2 (November 11, 2005 – November 10, 2006)	$17,688
3 (November 11, 2006 – November 10, 2007)	$17,989
4 (November 11, 2007 – November 10, 2008)	$18,306
Option 1 (November 11, 2008 – November 10, 2009)	$18,639
Option 2 (November 11, 2009 – November 10, 2010)	$18,989
Option 3 (November 11, 2010 – November 10, 2011)	$19,356
3. Clause 48 (B) f. (Calculation of Additional Hire)
The speed and consumption at sea shall be 14 knots at 41.5 tonnes per day in laden condition (instead of 45 tonnes) and 14 knots at 39.5 tonnes per day in ballast condition (instead of 43 tonnes) less a steaming allowance of 7.5 percent applied to the speeds to allow for weather and navigation. Thus, the daily average fuel consumption at sea shall be 40.5 tonnes per day.
4. Clause 48 (B) g. (Calculation of Additional Hire)
This Clause shall be deleted and substituted by the following wording.

“Bunkers in port — all inclusive (i.e. loading, discharging, idling etc.) — shall be 65 tonnes per cargo. If there are days within a quarter where the vessel is heating cargo on a laden passage based on actual spot trading requirements of the vessel, the profit share calculation result will reflect the prorata heating days using the actual additional daily fuel consumed for heating but is not to exceed 8 tonnes per day;”
5. Clause 48 (B) (Calculation of Additional Hire)
The Parties agree that the Calculation Illustrations shall be substituted with the Calculation Illustrations attached hereto as Exhibit 1.
6. Clause 48 (C) (Adjustment for the first three calendar quarters)
This Clause shall not apply.
7. Clause 49 (Options)
The Parties agree that the Charterers shall have three one-year options to extend the Charter, with each such option to be declared by the Charterers in writing no less than six (6) months prior to the expiry of the charter period in effect at that time.
8. Clause 71 (Speed and Consumptions Figures)
This Clause shall be deleted and substituted with the following wording.
”In addition to Clause 24 (a) speed and consumption:
Laden/Ballast Fuel Oil 380 CST:

Speed	Consumption laden	Consumption ballast
14.0 knots	41.5 tons per day	—
14.0 knots	—	39.5 tons per day
From the above mentioned speeds there shall be deducted a steaming allowance of 7.5 per cent to allow for weather and navigation.

Idle in port or stand by:	6 tons per day
Loading:	15 tons per day
Pumping at full capacity:	50 tons per cargo

Heating a full cargo:	15 tons per day”
This Addendum is supplemental to and shall constitute an integral part of the Time Charter.
Save as explicitly provided above, the terms and conditions of the Time Charter shall remain unaltered and in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed this Addendum in two (2) originals, of which the Parties have taken one each, on and as of the day below written.

COMPANION LTD.	STENA BULK AB

/s/ CHRISTOPHER G. GARROD	/s/ NILS-ERIK OLSSON

Exhibit 1 Time Charter Party for

Stena Companion
Calculation Illustrations
      Curaco to New York
       Data used
1)  Average Spot Rate (determined by Brokers Panel) = W200
2)  Worldscale Flat = $4.61
3)  Cargo size = 50,000
4)  Voyage duration = 16.84 days
5)  Bunker price = $180 per tonne
6)  Bunkers used = 524.27
7)  Port charges = $60,000
8)  Calculation of freight income:
     1) multiplied by 2) = 2.00 x 4.61 = 9.22
     $9.22 x 3) 50,000 = $461,000
9) Calculation of Voyage Income:
     Freight income          $461,000
     less:

2.50% broker commissions	(11,525)
1.25% commercial management fees	(5,762)
Bunker costs 5) x 6)	(94,368)
Port charges 7)	(60,000)

(171,655)
Voyage Income	$289,345
10) Calculation of Daily Value
     9) / 4) = $289,345 / 16.84 = $17,182
     Augusta to Houston
     Data used
1) Average Spot Rate (determined by Brokers Panel) = W200
2)  Worldscale Flat = $11.70
3)  Cargo size = 50,000
4)  Voyage duration = 42.66 days
5)  Bunker price = $180 per tonne
6)  Bunkers used = 1569.98 tonnes
7)  Port charges = $80,000
8)  Calculation of income:
     1) multiplied by 2) = 2.00 x 11.70 = 23.40
     $23.40 x 3) 50,000 = $1,170,000
9) Calculation of voyage income:
     Freight income          $1,170,000
      less:

2.50% broker commissions	(29,250)
1.25% commercial management fees	(14,625)
Bunker coats 5) x 6)	(282,596)
Port charges 7)	(80,000)

Voyage income	$763,529
10) Calculation of Daily Value
     9) / 4) = 763,529 / 42.66 = $17,898
          Calculation of Time Charter Equivalent Hire

2(2)

Daily Value Curacao to New York x 50%	8,591
Daily Value Curacao Augusta to Houston x 50%	8,949

Time Charter Equivalent Hire	17,540